UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 26, 2006

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-51521	52-1862719
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

8211 Town Center Drive
Baltimore, Maryland		21236
(Address of principal executive		(Zip Code)
offices)

(410) 931-6000

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year - if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

LOCK-UP AGREEMENTS

In conjunction with the offering of shares of common stock by Williams Scotsman International, Inc. (the “Company”) and certain selling stockholders which closed on May 16, 2006, the Company, its executive officers and directors, and the selling stockholders entered into lock-up agreements under which we and they will not offer, sell, dispose of or hedge any shares of our capital stock or securities convertible into or exchangeable for shares of our capital stock, subject to specified exceptions for a period of 90 days after May 10, 2006.  Effective July 25, 2006, the Company, its executive officers and directors, and the selling stockholders agreed to extend the lock-up period to August 23, 2006.

EXECUTIVE DEFERRED COMPENSATION PLAN

On July 25, 2006, the board of directors of the Company adopted the Williams Scotsman International, Inc. Executive Deferred Compensation Plan (the “Plan”) effective July 25, 2006.  The Plan allows for non-employee directors of the Company to defer receipt of compensation for board services provided to the Company, to accumulate amounts deferred with earnings from the Plan and to receive payment at termination of service as a director or upon the occurrence of other specified events, including change in control events, death, disability and hardship.  The Plan is intended to be an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of Employee Retirement Income Security Act of 1974, as amended.  The Plan is also intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, the Treasury Regulations and other guidance related thereto.

Board members who elect to defer compensation must do so prior to the Plan year in which the compensation is to be paid, with the exception of the first year of participation.    Elections to defer compensation are generally irrevocable once made and may be made once per year.  All contributions to the Plan are fully vested.  The Company will maintain separate bookkeeping accounts to reflect each participant’s elective deferrals under the Plan, adjusted to take into account the gains and losses under the investment specifications of the Plan participant.

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 26, 2006, Williams Scotsman International, Inc. (the “Company” or “we”) issued a press release announcing its results of operations for the second quarter ended June 30, 2006.  A copy of the press release, including text and tables, is attached as Exhibit 99.1 below to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

The Company defines EBITDA as earnings before deducting interest, loss on extinguishment of debt, income taxes, depreciation and amortization.  The Company believes that EBITDA provides useful and relevant information to our investors because it is used by our management to evaluate the operating performance of our business and compare our operating performance with that of our competitors.  Management also uses EBITDA for planning purposes, including the preparation of annual operating budgets, and to determine appropriate levels of operating and capital investments.  We utilize EBITDA as a useful alternative to net income as an indicator of our operating performance.  However, EBITDA is not a measure of financial performance under GAAP and EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income.  While we believe that some of the items excluded from EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes EBITDA as an operating performance measure in conjunction with GAAP measures such as net income. Because EBITDA excludes some, but not all, items that affect net income, such as loss on extinguishment of debt, and may vary among companies, EBITDA mentioned above may not be comparable to similarly titled measures of other companies.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

( d )       Exhibits

Exhibit	Description
99.1	Press release dated July 26, 2006 (furnished pursuant to Item 2.02)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

By:	/s/ Robert C. Singer
Robert C. Singer
Chief Financial Officer

Dated: July 26, 2006

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated July 26, 2006 (furnished pursuant to Item 2.02)